UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 18, 2016

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2016, Park National Corporation (the "Company" or "Park") entered into a Credit Agreement, dated as of May 18, 2016 (the "Credit Agreement"), with U.S. Bank National Association ("U.S. Bank").

Under the Credit Agreement, U.S. Bank has made available to Park a revolving credit facility in the maximum aggregate principal amount of $10.0 million. As of May 23, 2016, no amounts had been borrowed under the Credit Agreement. The maturity date under the Credit Agreement is May 17, 2017, at which time all outstanding principal and unpaid accrued interest will become due and payable.

Any loan under the Credit Agreement will bear interest at a rate equal to 2.00% plus the greater of (a) zero percent (0.00%) or (b) the one-month LIBOR rate in effect two New York Banking Days (as defined in the Credit Agreement) prior to the first day of each calendar month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, with such rate being rounded to the nearest 1/16% and reset monthly on the first day of the month, subject to the Default Rate (described below) not being applicable. As of May 23, 2016, the applicable interest rate was 2.4388%. The Company will pay monthly payments of accrued interest beginning on May 31, 2016, and on the last day of each month occurring thereafter. In addition, Park is required to pay a revolving commitment fee determined by applying a rate of 0.30% per annum to the average daily unused revolving commitment during each month. The revolving commitment fee is payable in arrears on the last day of each calendar month. The Credit Agreement also contains yield protection provisions in favor of U.S. Bank with a look back period of 180 days.

The Credit Agreement is unsecured; however, Park has granted U.S. Bank a security interest in all deposits, credits and deposit accounts of Park with U.S. Bank (the "Deposits") and a right of set off against the Deposits of any obligations under the Credit Agreement upon the occurrence of an event of default by Park. In addition, the Credit Agreement contains negative covenants which preclude Park or any Material Subsidiary (as defined in the Credit Agreement) from, directly or indirectly, selling, assigning, leasing, conveying, transferring or otherwise disposing of (in one transaction or a series of transactions) any property (including equity interests in Park’s subsidiary bank The Park National Bank (“PNB”), accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

•	dispositions of inventory, or used, worn-out or surplus equipment, in each case in the ordinary course of business;

•
the sale of equipment to the extent such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of replacement equipment;

•
dispositions in the ordinary course of business consisting of mortgage loans in the secondary market, loan participations, OREO sales, closings of branch bank locations, or sales of investments in Park’s investment portfolio; and

•
dispositions of any other asset of Park or any of its subsidiaries provided that such dispositions in any fiscal year do not exceed, in the aggregate, 10% of the total assets of Park and its subsidiaries on a consolidated basis as of the last day of the preceding fiscal year.

The Credit Agreement contains affirmative and negative covenants and events of default which are usual and customary for comparable transactions. Park and PNB are required to satisfy certain financial covenants including:

•	the maintenance of “well capitalized” status (as defined in 12 CFR Section 325.103(b)(1)) by each of Park and PNB as of the last day of each fiscal quarter ending on or after June 30, 2016;

•
the maintenance of a ratio of “Non-Performing Assets” to “Tangible Capital” (as defined in the Credit Agreement) by each of PNB and Park (on a consolidated basis with its subsidiaries), of not more than 20.00% as of the last day of each fiscal quarter ending on or after June 30, 2016;

•
the maintenance of a ratio of “Loan Loss Reserves” to “Non-Performing Loans” (as defined in the Credit Agreement) by each of PNB and Park (on a consolidated basis with its subsidiaries) of not less than 50% as of the last day of each fiscal quarter ending on or after June 30, 2016;

•
the maintenance of a “Total Risk-Based Capital Ratio” (as defined in the Credit Agreement) of Park and its subsidiaries on a consolidated basis, of not less than 13.00% as of the last day of each fiscal quarter ending on or after June 30, 2016; and

•
the maintenance of a “Fixed Charge Coverage Ratio” (as defined in the Credit Agreement”), of not less than 1.25 to 1.00 as of the last day of each fiscal quarter ending on or after June 30, 2016, with the items used in calculating this ratio being determined on a trailing four-fiscal-quarter basis.

In addition to the negative covenant with respect to the disposition of assets described above, the following covenants, among others, must be complied with:

•
unless U.S. Bank has provided its prior written consent, neither Park nor any of its subsidiaries may incur, create, issue, assume or suffer to exist additional indebtedness outside the ordinary course of business consistent with past practice, subject to specific negotiated carve-outs;

•
neither Park nor any of its subsidiaries may directly or indirectly make any prepayment on or purchase, redeem or defease any subordinated debt issued by them, except for payment on any subordinated debt owed by a subsidiary to Park and prepayments by Park in respect of the 7% Subordinated Notes due April 20, 2022 issued by Park on April 20, 2012 provided that at the time of each such permitted prepayment, purchase or redemption, no default or event of default under the Credit Agreement exists or would occur as a result of the prepayment, purchase or redemption, as applicable;

•
Park may not make any Restricted Payments (as defined in the Credit Agreement) on any class of equity interests unless (i) Park is in compliance with the financial covenants specified in the Credit Agreement both before and after giving effect to the proposed Restricted Payment; (ii) no event of default has occurred and is continuing under the Credit Agreement; and (iii) the proposed Restricted Payment has received all necessary regulatory approvals; and

•
neither Park nor any of its Material Subsidiaries may merge or consolidate or enter into any analogous reorganization or transaction with any person or liquidate, wind up or dissolve itself, except that any subsidiary or a person acquired in a Permitted Acquisition (as defined in the Credit Agreement) may be merged with or liquidated into Park or any wholly-owned subsidiary of Park which, in each case, must be the surviving entity.

Events of default include: payment defaults; uncured breaches of certain provisions of the Credit Agreement; representations, warranties or other statements made by the Company proving to be false or materially misleading at the time such statements were made; cross-defaults to other material indebtedness; bankruptcy; insolvency; Park or PNB becoming subject to any regulatory action which could reasonably be expected to cause a material adverse occurrence; PNB not being able for any reason to pay dividends or make any other distribution with respect to any class of equity interests issued by PNB to Park; outstanding judgments for the payment of money in excess of $1.0 million (which are not covered by insurance) remaining unpaid, unstayed and otherwise not discharged for a period of 90 days; or the occurrence of a “Change of Control” (as defined in the Credit Agreement).

Upon the occurrence of an event of default, U.S. Bank may, among other things, terminate its obligation to extend credit under the Credit Agreement and declare any outstanding amounts thereunder immediately due and payable. In addition, during the continuance of an event of default, U.S. Bank may declare that each loan outstanding under the Credit Agreement will bear interest at a rate that is 2.0% per annum in excess of the rate otherwise payable (the “Default Rate”).

The above description of the Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Credit Agreement and the Note issued by Park to U.S. Bank as contemplated by the Credit Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosures required by this Item 2.03 are contained in Item 1.01 above and are incorporated as if fully restated herein.

Item 9.01. - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.        Description

10.1	Credit Agreement, dated as of May 18, 2016, by and between the Company and U.S. Bank

10.2	Note issued by the Company on May 18, 2016 to U.S. Bank in the maximum aggregate principal amount of $10,000,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: May 23, 2016	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated May 23, 2016

Park National Corporation

Exhibit No.        Description

10.1	Credit Agreement, dated as of May 18, 2016, by and between Park National Corporation and U.S. Bank National Association

10.2	Note issued by Park National Corporation on May 18, 2016 to U.S. Bank National Association in the maximum aggregate principal amount of $10,000,000